                                                                 EXHIBIT 10.65.1

THIS NOTE, AND THE INDEBTEDNESS EVIDENCED HEREBY, IS SUBJECT TO THE TERMS OF A SUBORDINATED AGREEMENT DATED AS OF ________, 20__, BY AND AMONG FIDELITY NATIONAL FINANCIAL, INC., FIDELITY NATIONAL INFORMATION SOLUTIONS, INC. AND WACHOVIA BANK, NATIONAL ASSOCIATION AS ADMINISTRATIVE AGENT FOR THE LENDERS PARTY TO THE CREDIT AGREEMENT (AS SUCH TERM IS DEFINED IN THE SUBORDINATION AGREEMENT), AS SUCH SUBORDINATION AGREEMENT MAY BE AMENDED, RESTATED, REPLACED OR OTHERWISE MODIFIED FROM TIME TO TIME.

                  FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.

                     REVOLVING SUBORDINATED PROMISSORY NOTE

$25,000,000.00                                                 December 19, 2002


        FOR VALUE RECEIVED, FIDELITY NATIONAL INFORMATION SOLUTIONS, INC., a Delaware corporation (the "Company"), promises to pay to the order of FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation ("FNF"), or holder (either, the "Holder"), on the Maturity Date (as defined below), unless sooner paid as provided in Section 4 hereof, the principal sum of TwentyFive Million Dollars ($25,000,000.00), or such lesser amount as shall equal the aggregate of the Revolving Advances made or deemed made by the Holder to the Company hereunder, plus accrued unpaid interest thereon. The outstanding principal balance of each Revolving Advance made pursuant to this Note shall bear interest at the Interest Rate from the date of such Revolving Advance to the date the principal sum of such Revolving Advance is paid in full. Payments of interest shall be due on each March 31, June 30, September 30 and December 31. All payments under this Note shall be made to the order of the Holder at the Payment Office, or such other address as Holder may designate in writing to the Company, and shall be applied first to accrued unpaid interest, if any, and then to principal.

        1. Amended and Restated Revolving Credit Agreement. This Note is issued pursuant to that certain Amended and Restated Revolving Credit Agreement, dated December 19, 2002 (the "Credit Agreement"), by and between FNF and the Company. Any Holder, by taking possession hereof, shall be entitled to the benefits and bound by the obligations set forth in the Credit Agreement. Capitalized terms used herein without definition shall have the meanings given them in the Credit Agreement.

        2. Revolving Note. The Company may make draw-downs ("Revolving Advances") under this Note from time to time in an aggregate amount not to exceed the principal amount of this Note. Such Revolving Advances shall be recorded by the Holder on the Borrower's Account, and absent manifest error, the Revolving Advances and other disbursement dates shown on the Borrower's Account shall be conclusive and binding on the Holder.

        3. Maturity Date. The date that this Note shall mature, and the principal amount outstanding hereunder, plus accrued unpaid interest thereon and any charges pertaining thereto, shall become due and payable (the "Maturity Date") shall be September 24, 2007.

        4. Prepayments. The Company may voluntarily prepay this Note either in whole or in part without penalty or premium. The principal amount of Revolving Advances made hereunder and repaid may be re-borrowed. Such repayments shall be recorded by the Holder on the Borrower's Account, and, absent manifest error, the repayments and repayment dates shown on the Borrower's Account shall be conclusive and binding on the Holder.

        5. Waivers. The Company hereby waives diligence, presentment for payment, demand, protest, notice of non-payment, notice of dishonor, notice of protest, and any and all other notices and demands whatsoever. The Company shall remain bound under this Note until all principal and interest and any other amounts that are payable hereunder have been paid in full, notwithstanding any extensions or renewals granted with respect to this Note or the release of any party liable hereunder. The Company, and any and all endorsers hereof, also waive the right to plead any and all statutes of limitations as a defense to any demand on this Note or any and all obligations or liabilities arising out of or in connection with this Note, to the fullest extent permitted by law.

        6. Events of Default. Any of the following events shall constitute an event of default by the Company under this Note (an "Event of Default"):

                (a) the failure of the Company to pay to Holder, on the Maturity Date, any and all principal amounts due and owing under this Note;

                (b) the failure of the Company to pay to Holder interest payments when due; or

                (c) the occurrence of any other Event of Default pursuant to the Credit Agreement.

        Upon the occurrence of any Event of Default, as defined hereinabove, at Holder's option, Holder may declare immediately due and payable, and on any such declaration there shall become immediately due and payable, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest under this Note and any other sums owing at the time of such declaration pursuant to this Note, and Holder shall be entitled to exercise all rights and remedies available to Holder hereunder and under applicable law, all of which rights and remedies shall be cumulative. Without limiting the generality of the foregoing, upon the occurrence of an Event of Default, the interest rate at which interest shall accrue on the principal sum and any other amounts that are due under this Note shall increase to the Default Rate until all such amounts have been paid in full.

        7. Subordination. The repayment of any and all Revolving Advances hereunder is hereby expressly subordinated to the extent and in the manner specified in that certain Subordination Agreement dated December ___, 2002 by and among the Company, FNF and Wachovia Bank, National Association as administrative agent for the lenders party to the Credit Agreement (as such terms is defined in the Subordination Agreement).

        8. No Waiver by Holder. Any delay or omission on the part of Holder to exercise any of Holder's rights or remedies hereunder or under applicable law, including, without limitation, the right to accelerate amounts owing under this Note, shall not be deemed a waiver of that right or remedy or of any other right or remedy of Holder in respect thereof. The acceptance by Holder of any payment pursuant to the terms of this Note which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the Holder's rights or remedies under this Note or under applicable law at that time or at any subsequent time or nullify any prior exercise of any such rights or remedies without the express written consent of Holder, except as and to the extent provided to the contrary by applicable law.

        9. Governing Law. This Note shall be governed by and construed according to and enforced under the internal laws of the State of California without giving effect to its choice of laws rules.

        10. Binding Nature. The provisions of this Note shall be binding on the Company and shall inure to the benefit of the Holder.

        11. Usury Savings Provisions. In the event Holder receives any sums under this Note which constitute interest in an amount in excess of that permitted by any applicable law, then, all such sums constituting interest in excess of that permitted to be paid under applicable law shall, at Holder's option, either be credited to the payment of principal owing hereunder or returned to the Company.

        12. Severability. If, but only to the extent that, any provision of this Note shall be invalid or unenforceable, then, such offending provision shall be deleted from this Note, but only to the extent necessary to preserve the validity and effectiveness of this Note to the fullest extent permitted by applicable law.

                                  FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.


                                  By:
                                     -------------------------------------------

                                  Its: Executive Vice President -
                                       Chief Financial Officer